UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 21, 2007

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8491	77-0664171
(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On February 21, 2007, Hecla Mining Company (the “Company”) issued a news release announcing that Hecla Mining Company’s wholly-owned subsidiary, Hecla Limited, entered into a Stock Purchase Agreement with Great Basin Gold Ltd. (“Great Basin”) and Rodeo Creek Gold Inc. (a wholly-owned subsidiary of Great Basin Gold Ltd.) (“Rodeo”), wherein Rodeo has agreed to purchase Hecla Limited’s wholly-owned subsidiary, Hecla Ventures Corp., the subsidiary which operates the Hollister Development Block in Nevada pursuant to an Earn-In Agreement dated as of August 2, 2002, as amended among Great Basin, Rodeo, Hecla Limited and Hecla Ventures Corp. Rodeo has agreed to purchase Hecla Ventures Corp. for $45 million in cash and $15 million in Great Basin stock. Upon closing of this transaction, the Company will no longer have rights to earn-in to a 50% interest in the Hollister Development Block. The scheduled closing date is April 30, 2007. The Stock Purchase Agreement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by this reference. The news release is attached hereto as Exhibit 99.2 to this Form 8-K.

          The Stock Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

          The Stock Purchase Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Stock Purchase Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Stock Purchase Agreement among Great Basin Gold Ltd., Rodeo Creek Gold Inc. and Hecla Limited, dated February 20, 2007

	99.2	Hecla Mining Company News Release, dated February 21, 2007

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf

Name: Philip C. Wolf
Title: Senior Vice President

Dated: February 21, 2007

EXHIBIT INDEX

Exhibit No.	Title

Exhibit 99.1	Stock Purchase Agreement among Great Basin Gold Ltd., Rodeo Creek Gold Inc. and Hecla Limited, dated February 20, 2007

Exhibit 99.2	Hecla Mining Company News Release, dated February 21, 2007